Exhibit 99.1
CONTACT: Terry Hammett, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5384
FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES THE SUCCESSFUL
REFINANCING OF ITS SENIOR NOTES

NEW ALBANY, OHIO, APRIL 12, 2017 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company” and "CVG") (Nasdaq: CVGI) today announced it has closed on a $175 million Term Loan and Security Agreement, with interest at LIBOR plus 600 and maturity on April 12, 2023 (“TLS Agreement”), initiated to refinance the Company’s $235 million 7.875% notes due April 2019 (the “7.875% notes”). Concurrent with the closing of the TLS Agreement, a notice of redemption of the 7.875% notes, the proceeds from the term loan and approximately $74 million of cash was delivered to the trustee to retire the 7.875% notes and to pay accrued interest. The Company also announced today that it has entered into a Third Amended and Restated Loan and Security Agreement (the “Third ARLS Agreement”) extending and upsizing its revolving credit facility to $65 million from $40 million, and extending the maturity date to April 2022 from April 2018.

Tim Trenary, Chief Financial Officer, stated, “We are pleased to have successfully completed the refinancing of the Company’s senior secured notes and the upsizing and extension of the revolving credit facility. This was made possible, in part, by the Company’s continuing operational and restructuring efforts, focus on managing down selling, general and administrative costs, and effective working capital management. Pro forma for this refinancing, the Company’s gross leverage will decline and interest expense will be reduced to approximately $13 million annually, or by about $6 million less per year, which we believe will contribute to improved earnings and therefore value creation for our shareholders.”

About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company's ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company's customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility and term loan facility; (x) fluctuation in interest rates relating to its term loan facility and revolving credit facility; (xi) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xii) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xiii) volatility and cyclicality in the commercial vehicle market adversely affecting us; (xiv) the geographic profile of our taxable income and changes in valuation of our deferred tax assets and liabilities impacting our effective tax rate; (xv) changes to domestic manufacturing initiatives impacting our effective tax rate related to products manufactured either in the United States or in international jurisdictions; (xvi) implementation of tax changes, by the United States or another international jurisdiction, related to products manufactured in one or more jurisdictions where we do business; and (xvii) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2016. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.